                          ARTICLES OF INCORPORATION
                                      OF
                                W-J TSMD INC.

                                      I.

         The name of this corporation is W-J TSMD INC.

                                     II.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III.

         This corporation's initial agent for service of process is:

                               Richard A. Peers
                      Heller, Ehrman, White & McAuliffe
                      525 University Avenue, Suite 1100
                       Palo Alto, California 94301-1900

                                     IV.

         This corporation is authorized to issue only one class of shares, all of which shall be known as Common Stock. The total number of shares which this corporation is authorized to issue is One Thousand (1,000).

                                      V.

         The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by bylaw, agreement or otherwise, for breach of duty to this corporation and its shareholders in excess of that expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such mattes as they are incurred, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended.

Executed at Palo Alto, California, this 26th day of June, 1997.

                                           /s/ Richard A. Peers
                                           ____________________________________
                                           Richard A. Peers, Sole Incorporator

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                           CERTIFICATE OF AMENDMENT
                                      OF
                          ARTICLES OF INCORPORATION
                                      OF
                                W-J TSMD INC.


         W. Keith Kennedy, Jr. and Claudia D. Kelley hereby certify that:

         1. They are the President and Secretary, respectively, of W-J TSMD INC., a California corporation.

         2. Article I. of the Articles of Incorporation of this corporation is hereby amended in full to read as follows:

                                     "I.

         The name of this corporation is STELLEX MICROWAVE SYSTEMS, INC."

         3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors of this corporation.

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders of this corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is One Hundred (100) shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: October 6, 1997

                                              /s/ W. Keith Kennedy,
                                              --------------------------------
                                              W. Keith Kennedy, Jr., President


                                              /s/ Claudia D. Kelly
                                              --------------------------------
                                              Claudia D. Kelly, Secretary